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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  April 5, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                  e-MedSoft.com
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   1-15587                 84-1037630
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



          1300 Marsh Landing Parkway, Suite 106, Jacksonville, FL 32250
          -------------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (904) 543-1001
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code





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ITEM 5.  OTHER EVENTS.

     On April 5 and 6, 2000, e-MedSoft.com (the "Company") entered into two agreements with Prime Med Pharmacy Services, Inc. ("Prime RX") under which the Company has assumed management control of Prime RX, and will become a provider of software and all related services used in Prime RX's operations. The Company has also entered into an agreement with the shareholders of Prime RX which grants those shareholders the option to exchange up to 33% of the common stock of Prime RX for up to 3,000,000 shares of common stock of the Company, and allows the Company to require this exchange under certain circumstances.

     The Management Services and Joint Venture Agreement between the Company and Prime RX provides that the Company will have complete authority and discretion in the management and control of Prime RX's business for a period of 30 years. In exchange for its management services, the Company will receive a portion of any net profits from the businesses managed. The Company will receive 25% of net profits up to $5,000,000; 50% of net profits from $5,000,000 to $15,000,000; 60% of net profits from $15,000,000 to $30,000,000;
and 70% of net profits over $30,000,000. The computation of net profits is cumulative for the duration of the agreement and not on an annual basis. If the Company acquires at least a seventeen percent interest in Prime RX, the net profits number will be reduced such that the Company will receive twenty-one percent less than it would have otherwise received, and if the Company acquires at least a thirty-three percent interest in Prime RX, the net profits number would be reduced such that the Company will receive forty-one percent less than it would have otherwise received.

     Under the terms of a Master Preferred Provider Agreement, the Company will provide Prime RX with computer software applications and related services for a period of thirty years, and receive its standard fees, less an 8% discount. In addition, Prime RX and the Company will establish a Master Portal on the Internet for the sale of Prime RX's services to its customers, and the Company will receive fees based on customer usage of the Master Portal. The minimum usage fee will initially be $15,000 per month. The Company will also receive $1,000 for each new customer Prime RX obtains as a result of the Master Portal.

     Under the agreement with Prime RX's shareholders, the shareholders received a ten year option to exchange up to 33% of the outstanding shares of Prime RX for up to 3,000,000 shares of the Company's Common Stock. In addition, in the event that Prime RX conducts an initial public offering or experiences a change in control, the Company may require the shareholders to exchange their shares. The Company has agreed to register the shares of the Company's Common Stock issued in exchange for Prime RX shares for resale under the Securities Act of 1933, under certain conditions.

     Prime RX has developed pharmaceutical software products and other web-enabled technologies to provide management and distribution solutions in the pharmaceutical industry. The clients of Prime RX include HMO's, IPA's, PPO's, PPM's, physician groups, nursing homes, correctional facilities and community health centers. Prime RX currently also operates 43 ambulatory pharmacies in 10 states, serving over 1,000,000 managed care patients. Prime
RX currently has approximately 350 employees.

     Prime RX's services include pharmacy management services, customized pharmacy solutions, automated physician prescribing, and other state-of-the-art management systems.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION                          LOCATION

 10.12     Management Services and Joint        To be filed by amendment.
           Venture Agreement dated April 6,
           2000, between Prime RX.com, Inc.
           and e-MedSoft.com, as modified

 10.13     Master Preferred Provider Agree-     To be filed by amendment.
           ment between e-MedSoft.com and
           Prime RX.com, Inc.

 10.14     Agreement dated April 7, 2000        To be filed by amendment.
           between e-MedSoft.com and
           the shareholders of Prime RX.
           com, Inc.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   e-MedSoft.com


Dated: April 20, 2000              By:/s/ Margaret A. Harris
                                      Margaret A. Harris, Chief Financial
                                      Officer